UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K/A
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2022
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OPTINOSE, INC.
(Exact Name of Registrant as Specified in its Charter)
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Delaware	001-38241	42-1771610
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

1020 Stony Hill Road, Suite 300
Yardley, Pennsylvania 19067
(Address of principal executive offices and zip code)

(267) 364-3500
(Registrant’s telephone number, including area code)
(Former name or former address, if changed from last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒	Emerging growth company

☒	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	OPTN	Nasdaq Global Select Market

On June 2, 2022, Optinose, Inc. (the "Company") filed a Current Report on Form 8-K (the "Original Form 8-K") reporting the appointment of Michele Janis as Acting Chief Financial Officer (and principal financial officer) and the appointment of Anthony Krick as Chief Accounting Officer (and principal accounting officer), effective as of June 10, 2022. This Amendment No. 1 on Form 8-K/A is being filed as permitted by Item 5.02(c)(3) of Form 8-K to include certain additional information which was not available at the time of filing the Original Form 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Acting Chief Financial Officer Employment Agreement

In connection with her appointment as the Company’s Acting Chief Financial Officer, the Company and Ms Janis entered into an employment agreement dated September 23, 2022. The employment agreement details the terms of her employment and will continue until either the Company or Ms. Janis terminate her employment. The employment agreement provides that Ms. Janis will:

•receive a base salary of $325,000 per year and is eligible to receive a discretionary annual performance-based cash bonus, with a target bonus amount equal to 35% of her base salary, except that the target bonus amount pertaining to calendar year 2022 will be pro-rated to only apply for the period of July 1, 2022 through December 31, 2022. Ms. Janis' salary and target bonus will be reviewed periodically by the Company's Compensation Committee or Board of Directors;

•be eligible to receive annual equity awards based on Company performance and her performance (except that Ms. Janis will not receive an equity grant in fiscal year 2022), to participate in the Company's other short-term and long-term incentive programs, and be eligible to participate in all of the Company's retirement and group welfare plans available to the Company's senior level executives as a group or the Company employees generally, subject to the terms and conditions applicable to such plans;

•be entitled to receive the following severance benefits if Ms. Janis' employment is terminated by the Company without "cause" or by Ms. Janis for "good reason" (each as defined in the employment agreement), subject to her execution and non-revocation of a release of claims and compliance with the restrictive covenants set forth in the employment agreement:

◦if such termination occurs prior to December 31, 2022, then Ms. Janis shall be entitled to receive her 2022 pro-rated target annual bonus; or

◦if such termination of employment occurs within three months prior to, or eighteen months after a "change in control," (as defined in the Company's 2010 Stock Incentive Plan, as amended and restated), then Ms. Janis shall be entitled to receive: (i) an amount equal to 100% of her (a) annual base salary, and (b) target annual cash bonus opportunity, in each case, at the rate in effect on her date of termination, payable in a single lump sum cash payment, (ii) an amount equal to Ms. Janis' pro rata annual cash bonus for the year in which the termination of employment occurs, (iii) up to twelve months of continued participation by Ms. Janis and her eligible dependents in the Company's standard group medical, vision and dental plans on substantially the same terms as such benefits are provided to active senior level executives, and (iv) all of Ms. Janis' then-outstanding equity awards granted to her by the Company will become immediately vested ("Change in Control Severance Benefits");

•be subject to restrictive covenants relating to non-disclosure of confidential information, mutual non-disparagement, assignment of inventions, non-competition and non solicitation of employees, customers and suppliers that run for twelve months following Ms. Janis' termination of employment for any reason; and

•be entitled to enter into a one-year consulting agreement substantially in the form attached to the employment agreement (the "Consulting Agreement") if her employment is not terminated by the Company for "cause" or due to Ms. Janis' death or disability pursuant to which Ms. Janis shall provide financial and business advisory consulting, receive a consulting fee of $12,500 per month for up to 60 billable hours of time and at a rate of $200 per hour thereafter, and during the term of which Ms. Janis' equity shall continue to vest; provided that if Ms. Janis becomes entitled to receive the Change in Control Severance Benefits, then her right to enter into or continue the Consulting Agreement shall be terminated and the Change in Control Severance Benefits payable to Ms. Janis shall be reduced by the aggregate gross amount of any fees paid to Ms. Janis under the Consulting Agreement.

The employment agreement also provides for the termination of that certain Retention and Release Agreement, dated September 15, 2021 previously entered into between Ms. Janis and the Company.

Chief Accounting Officer Employment Agreement

In connection with his appointment as the Company’s Chief Accounting Officer, the Company and Mr Krick entered into an employment agreement dated September 23, 2022. The employment agreement details the terms of Krick's and will continue until either the Company or Mr. Krick terminate his employment. The employment agreement provides that Mr. Krick will:

•receive a base salary of $305,000 per year and is eligible to receive a discretionary annual performance-based cash bonus, with a target bonus amount equal to 35% of his base salary. Mr. Krick's salary and target bonus will be reviewed periodically by the Company's Compensation Committee or Board of Directors;

•be eligible to receive annual equity awards based on the Company's performance and his performance, to participate in the Company's other short-term and long-term incentive programs, and be eligible to participate in all of the Company's retirement and group welfare plans available to the Company's senior level executives as a group or the Company employees generally, subject to the terms and conditions applicable to such plans;

•be entitled to receive the following severance benefits if Mr. Krick's employment is terminated by the Company without "cause" or by Mr. Krick for "good reason" (each as defined in the employment agreement), subject to his execution and non-revocation of a release of claims and compliance with the restrictive covenants set forth in the employment agreement: (i) six months of base salary continuation and, (ii) up to six months of continued participation by Mr. Krick and his eligible dependents in the Company's standard group medical, vision and dental plans on substantially the same terms as such benefits are provided to active senior level executives; provided that if such termination of employment occurs within three months prior to, or eighteen months after a "change in control," (as defined in the Company's 2010 Stock Incentive Plan, as amended and restated), then Mr. Krick shall be entitled to receive: (i) an amount equal to 75% of his annual base salary and target annual cash bonus opportunity, in each case at the rate in effect on his date of termination, payable in a single lump sum cash payment, (ii) an amount equal to Mr. Krick's pro rata annual cash bonus for the year in which the termination of employment occurs, (iii) up to nine months of continued participation by Mr. Krick and his eligible dependents in the Company's standard group medical, vision and dental plans on substantially the same terms as such benefits are provided to active senior level executives, and (iv) all of Mr. Krick' then-outstanding equity awards granted to him by the Company will become immediately vested; and

•be subject to restrictive covenants relating to non-disclosure of confidential information, mutual non-disparagement, assignment of inventions, non-competition and non-solicitation of employees, customers and suppliers that run for nine months following Mr. Krick's termination of employment for any reason.

The foregoing is a summary description of certain terms of the employment agreements entered into by the Company with Ms. Janis and Mr. Krick and, by its nature, is not complete. It is qualified in its entirety by reference to Ms. Janis' employment agreement and Mr. Krick's employment agreement, copies of which are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
99.1	Employment Agreement dated 23, between OptiNose US, Inc. and Michele Janis
99.2	Employment Agreement dated 23, between OptiNose US, Inc. and Anthony J. Krick
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OptiNose, Inc.
By: /s/ Michael F. Marino
Michael F. Marino
Chief Legal Officer
Date: September 27, 2022